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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 27, 2002



                              GILMAN + CIOCIA, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)



                   Delaware                                  000-22996                                  11-2587324
                   --------
(State or other jurisdiction of incorporation)         (Commission File No.)                 (IRS Employer Identification No.)

               11 Raymond Avenue                                                                           12603

               Poughkeepsie, NY

   (Address of Principal Executive Offices)                                                              (Zip Code)


       Registrant's telephone number, including area code: (845) 462-8985



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Item 4. Changes in Registrant's Certifying Accountant

         On August 27, 2002, Gilman + Ciocia, Inc. (the "Company") engaged Grant Thornton LLP ("Grant Thornton") to serve as the Company's independent auditors for the year ended June 30, 2002. The Company's independent auditors were previously Arthur Andersen LLP ("Andersen"). The ratification of the appointment of auditors for fiscal year 2003 will be considered by the Company's stockholders at the 2003 Annual Meeting anticipated to be held in January 2003.

         The Company's relationship with Andersen terminated on August 27, 2002 with the engagement of Grant Thornton and the general discontinuance over the past several months of public audit services by Andersen.

         During the years ended June 30, 2002 and June 30, 2001 and for the interim period through the date the relationship ended, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

         The audit reports of Andersen on the Company's consolidated financial statements as of and for the fiscal years ended June 30, 2001 and June 30, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. However, the Company has restated its financial results for the fiscal year ended June 30, 2001, and the second and third quarters thereof, and Andersen has not audited such restated financial results. Grant Thornton will conduct an audit of the adjustments that led to the restated financial results for fiscal 2001.

         During the fiscal year ended June 30, 2001 Andersen did not advise the registrant of any reportable events under Item 304(a)(1)(v) of Regulation S-K, except that on May 14, 2002 Andersen sent a letter to Doreen Biebusch, the chairperson of the Company's audit committee. The letter notified Ms. Biebusch that Andersen had been informed of an internal disagreement between the Company's controller, Michael Mannion, and David Puyear, the Company's chief financial officer, with respect to a $600,000 negative adjustment to net earnings relating to the second and possibly the third quarter of fiscal 2001, and requested that the Company hire independent counsel to conduct an investigation of the matter. A copy of this letter is attached as Exhibit 99.1. The $600,000 negative adjustment was reflected in the Company's restated financial results for the fiscal year ended June 30, 2001 and the second and third quarters thereof. David Puyear has been relieved of financial reporting responsibility for the Company. Andersen did not send any communications to the Company regarding this matter subsequent to its letter of May 14, 2002 due to its general discontinuance of public audit services.


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         After reasonable efforts, the Company has been unable to obtain a letter from Andersen stating its agreement with the statements above. Such letter is not included pursuant to the relief afforded by Item 304T to Regulation S-K.

         During the years ended June 30, 2002 and June 30, 2001 and through August 27, 2002, the Company did not consult Grant Thornton regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.




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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


Exhibit 99.1. Letter dated May 14, 2002 from Andersen to Doreen Biebusch, Chairperson of the Company's Audit Committee.


































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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    GILMAN + CIOCIA, INC.


                                    By: /s/ Michael P. Ryan
                                        ----------------------
                                    Name:  Michael P. Ryan
                                    Title: President



Date:    September 4, 2002